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                                                                  EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Pharmacia & Upjohn, Inc. Savings Plus Plan of our report dated February 10, 1999 relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of Pharmacia & Upjohn, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Independent Accountants."



                                                    PRICEWATERHOUSECOOPERS LLP


Florham Park, New Jersey
May 19, 1999